UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2004

LITHIUM TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10446	13-3411148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code: (610) 940-6090

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On August 30, 2004, we closed on the sale of $3,806,000 of our securities in a private placement. We sold 261 of our A Units (“A Units”) for $261,000 cash. We also sold 1,705 of our A Units in exchange for $1,705,000 of our outstanding debt and 1,840 of our B Units (“B Units”) in exchange for $1,840,000 of our outstanding debt, in each case held by Arch Hill Capital N.V., a private company limited by shares incorporated under the laws of the Netherlands and a controlling stockholder of us (“Arch Hill Capital”). We believe the improvement of our balance sheet resulting from the debt exchange will make us more attractive to investors.

Each A Unit consists of:

(i)	one share of our Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”),

(ii)	one warrant for each share of our common stock issued upon conversion of the Series A Preferred Stock, each warrant to purchase ½ of a share of our common stock at an exercise price per share equal to 125% of the conversion price of the Series A Preferred Stock then in effect upon conversion of the shares of Series A Preferred Stock by the stockholder from time to time (the “125% A Warrant”), and

(iii)	one warrant for each share of our common stock issued upon conversion of the Series A Preferred Stock, each warrant to purchase ½ of a share of our common stock at an exercise price per share equal to 150% of the conversion price of the Series A Preferred Stock then in effect upon conversion of the shares of Series A Preferred Stock by the stockholder from time to time (the “150% A Warrant”).

Each B Unit consists of:

(i)	one share of our Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”),

(ii)	one warrant for each share of our common stock issued upon conversion of the Series B Preferred Stock, each warrant to purchase one share of our common stock at an exercise price per share equal to $2.25 (the “125% B Warrant”), and

(iii)	one warrant for each share of our common stock issued upon conversion of the Series B Preferred Stock, each warrant to purchase one share of our common stock at an exercise price per share equal to $2.70 (the “150% B Warrant”).

The shares of Series A Preferred Stock are entitled to receive an 8% annual cumulative dividend payable in shares of our common stock and rank pari passu with the Series B Preferred Stock.

The shares of Series B Preferred Stock are entitled to receive an 8% annual cumulative dividend payable in shares of our common stock and rank pari passu with the Series A Preferred Stock.

As of the closing date of the private placement, a sufficient number of shares of Series A Preferred Stock and Series B Preferred Stock (together the “Preferred Stock”) were not available for issuance under our certificate of incorporation. We have agreed to take all reasonable actions to promptly seek stockholder approval to amend our certificate of incorporation to increase the number of authorized shares of Preferred Stock to allow for the issuance of the Preferred Stock. Upon receipt of such stockholder approval, we will amend our certificate of incorporation to increase the number of authorized shares of Preferred Stock and deliver the Preferred Stock to the investors. Pending the amendment of our certificate of incorporation to increase the number of authorized shares of Preferred Stock and commencing 180 days from the closing date, the private placement investors and Arch Hill Capital may request that we deliver notes convertible into that number of shares of common stock into which the Preferred Stock would be convertible and on all other terms comparable to the terms of the Preferred Stock. Upon such request and the approval of our board of directors, we will deliver such notes to investors.

The Series A Preferred Stock, the 125% A Warrants, the 150% A Warrants, the Series B Preferred Stock, the 125% B Warrants and 150% B Warrants (and the underlying conversion and warrant shares) constitute restricted securities and may be sold only upon registration under the Securities Act or upon reliance on an exemption from such registration requirements. Series A Preferred stockholders and Series B Preferred stockholders have the following registration rights with respect to the shares of common stock into which the Series A Preferred Stock, the 125% A Warrants, the 150% A Warrants, the Series B Preferred Stock, the 125% B Warrants and 150% B Warrants are exercisable. We have agreed to undertake to file with the Securities and Exchange Commission a registration statement covering the underlying shares of common stock at our expense commencing 180 days following the last date of sale of the A and B Units (which last sale date may not be later than January 31, 2005). We have agreed to use our best efforts to have the registration statement declared effective within 60 days of the filing of the registration statement.

The shares of Series A Preferred Stock are convertible at the election of the holder thereof, at any time commencing from and after their date of issuance and for a period of three years thereafter, upon five days’ advance written notice to us. The conversion price is equal to 80% of the average closing price of our common stock on the OTC Bulletin Board for the 20 trading days immediately preceding the day upon which we receive a conversion notice from the Series A Preferred stockholder.

The 125 % A Warrants and 150% A Warrants are exercisable for shares of our common stock at any time beginning on the date of conversion of the Series A Preferred Stock and ending on the fourth anniversary of their issuance. The 125% A Warrants and 150% A Warrants are subject to adjustment for anti-dilution purposes.

The shares of Series B Preferred Stock are convertible at the election of the holder thereof, at any time commencing from and after their date of issuance and for a period of three years thereafter, upon five days’ advance written notice to us. The conversion price is equal to $1.80 per share.

The 125% B Warrants and 150% B Warrants are exercisable for shares of our common stock at any time beginning on the date of conversion of the Series B Preferred Stock and ending on the fourth anniversary of their issuance. The 125% B Warrants and 150% B Warrants are subject to adjustment for anti-dilution purposes.

For the 261 A Units sold for cash, the total offering price and the total commissions paid to broker-dealers were $261,000 and $69,575, respectively. Broker-dealer commissions consisted of:

•	a commission of 12% of the gross offering proceeds raised by the broker-dealer;

•	a non-accountable expense allowance of 3% of the gross offering proceeds raised by the broker-dealer;

•	a due diligence and pre-marketing fee of $25,000 to cover the broker-dealer’s costs and expenses of due diligence investigation and pre-marketing activities; and

•	legal fees of the broker-dealer for the offering up to a maximum of $15,000.

Such fees were deducted from offering proceeds to the extent applicable.

With respect to the securities sold in exchange for certain of our outstanding debt, Arch Hill Capital exchanged $3,545,000 of bridge notes owed by us to Arch Hill Capital for 1,705 or $1,705,000 of A Units and 1,840 or $1,840,000 of B Units. The exchange was based on the terms of the bridge financing agreement between us and Arch Hill Capital, which gives Arch Hill Capital the option to apply the principal balance and all other sums due and payable under any promissory notes issued by us to it on or after January 1, 2003 against the purchase price of equity securities being sold by us in any equity financing after the date of such notes. No commissions were paid in connection with the debt exchange.

Issuance of the securities sold for cash was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The A Units sold for cash were sold to accredited investors in a private placement without the use of any form of general solicitation or advertising. The underlying securities are “restricted securities” subject to applicable limitations on resale.

Issuance of the securities sold in exchange for outstanding debt was exempt from registration pursuant to Regulation S promulgated under the Securities Act. The A and B Units sold in exchange for debt were sold to an accredited investor who is not a U.S. person and did not acquire the securities for the account or benefit of a U.S. person in a private placement outside of the U.S. No directed selling efforts were made in the U.S. and applicable offering restrictions and additional conditions were implemented. Issuance of the securities was also exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The underlying securities are “restricted securities” subject to applicable limitations on resale.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	EXHIBITS

10.65	Form of 125% A Warrant

10.66	Form of 150% A Warrant

10.67	Form of 125% B Warrant

10.68	Form of 150% B Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date: August 30, 2004

LITHIUM TECHNOLOGY CORPORATION
(Registrant)

By:	/s/ John J. McGovern
Name:	John J. McGovern
Title:	Chief Financial Officer